CERTIFICATE OF SECRETARY



     I, Deborah R. Gatzek, certify that I am Secretary of Franklin New York Tax-Free Trust (the "Trust").

     As Secretary of the Trust, I further certify that the following resolution was adopted by a majority of the Trustees of the Trust present at a meeting held at 777 Mariners Island Boulevard, San Mateo, California, on June 16, 1998.

      RESOLVED, that a Power of Attorney, substantially in the form of the Power of Attorney presented to this Board, appointing Harmon
      E. Burns, Deborah R. Gatzek, Karen L. Skidmore, Larry L. Greene and Mark H. Plafker as attorneys-in-fact for the purpose of filing documents with the Securities and Exchange Commission, be executed by each Trustee and designated officer.

     I declare under penalty of perjury that the matters set forth in this certificate are true and correct of my own knowledge.


                                                   /s/ Deborah R. Gatzek
                                                   ---------------------
                                                   Deborah R. Gatzek
                                                   Secretary

Dated June 16, 1998